UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 11, 2008
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)	92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Effective February 11, 2008, Bernard Mariette resigned as President of Quiksilver, Inc. (the “Company”) and Robert B. McKnight, Jr., 54, was appointed to the position of President to replace Mr. Mariette. Mr. McKnight was a co-founder of the Company in 1976, served as President from 1979 through July 1991 and has served as Chairman of the Board and Chief Executive Officer since August 1991. Mr. Mariette also resigned from the Company’s Board of Directors effective February 11, 2008.
     In connection with Mr. Mariette’s resignation, the Company entered into an agreement with Mr. Mariette relating to his separation and transition from the Company. A copy of such separation and transition agreement is filed with this report as Exhibit 10.1. This separation and transition agreement supersedes the employment agreement the Company entered into with Mr. Mariette in May 2005, as amended in December 2006. The material terms and conditions of the separation and transition agreement are summarized below.
     Pursuant to the separation and transition agreement, Mr. Mariette’s resignation was effective February 11, 2008 (the “Separation Date”), however, he will continue to provide strategic advisory services to the Company’s Chief Executive Officer and General Counsel for a 12 month period following the Separation Date on an as-requested-basis in connection with the Company’s “Quiksilver”, “Roxy” and “DC” brands and operations. The Company will pay him a monthly retainer of $60,000 per month for the first six months of the consulting period, and $106,666 for the final six months of the consulting period, to compensate him for such strategic advisory services.
     The separation and transition agreement provides that Mr. Mariette will receive (i) severance pay totaling $2,850,000 consisting of (A) a lump sum payment of $1,425,000 in August 2008 and (B) $237,500 per month beginning September 2008 and continuing through February 2009, and (ii) payment of COBRA premiums for a period following his resignation. In addition, when Mr. Mariette ceases to provide strategic advisory services to the Company, all of his stock options will accelerate and vest and he will have up to one year (90 days with respect to certain options) to exercise such stock options after which they will expire. All of Mr. Mariette’s unvested restricted stock expired and was surrendered to the Company as of February 11, 2008. The separation and transition agreement also includes a waiver and release of claims by Mr. Mariette.
     A copy of the February 12, 2008 press release relating to the above events is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 8.01 Other Events
     In connection with the Company’s previously announced desire to reduce its selling, general and administrative expenses, the Board of Directors also approved a 10% reduction in the cash compensation to be paid to non-employee directors of the Company for their service as directors.

2

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Title or Description

10.1	Separation and Transition Agreement between Bernard Mariette and Quiksilver, Inc. dated February 11, 2008

99.1	Press Release of Quiksilver, Inc. dated February 12, 2008
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2008	Quiksilver, Inc. (Registrant)
	By:	/s/ Charles S. Exon
Charles S. Exon
Chief Administrative Officer, Secretary and General Counsel

3

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title or Description

10.1	Separation and Transition Agreement between Bernard Mariette and Quiksilver, Inc. dated February 11, 2008

99.1	Press Release of Quiksilver, Inc. dated February 12, 2008

4